MITSUBISHI MOTORS CREDIT OF AMERICA,  INC.
Monthly Servicing Report  --  MMCA Auto Owner Trust 2000-1
May 1, 2002 through May 31, 2002


I.  ORIGINAL TRANSACTION  PARAMETERS
A. Initial Receivables					$1,691,514,913.43
B. Level Pay Pool Balance of the Initial Receivables	$1,547,664,535.91
C. Last Scheduled Payment Pool Balance of the
   Initial Receivables					$143,850,377.52
D. Notes
       1. Class A-1
             a. Initial Balance				$165,000,000.00
             b. Note Interest Rate			6.72625%
             c. Noteholders' Final Scheduled
		Payment Date				5/15/01
       2. Class A-2
             a. Initial Balance				$500,000,000.00
             b. Note Interest Rate			6.9500%
             c. Noteholders' Final Scheduled
		Payment Date				2/15/03
       3. Class A-3
             a. Initial Balance				$490,000,000.00
             b. Note Interest Rate			7.0000%
             c. Noteholders' Final Scheduled
		Payment Date				6/15/04
       4. Class A-4
             a. Initial Balance				$384,000,000.00
             b. Note Interest Rate			7.0800%
             c. Noteholders' Final Scheduled
		Payment Date				2/15/05
       5. Class B
             a. Initial Balance				$117,000,000.00
             b. Note Interest Rate			7.55000%
             c. Noteholders' Final Scheduled
		Payment Date				7/15/05
E. Certificates Initial Balance				$144,000,015.15
F. Servicing Fee Rate 					1.0%
      Servicing Fee Rate for Deferred Receivables
      during Deferral Period				0.25%
G. Weighted Average Coupon (WAC) of the Initial
   Receivables						6.980%
H. Weighted Average Original Term to Maturity
   (WAOM) of the Initial Receivables			57.85 months
I. Weighted Average Remaining Term to Maturity
   (WAM) of the Initial Receivables			56.47 months
J. Number of Initial Receivables	 		76,387
K. Reserve Account
      1. Initial Reserve Account Deposit
	 Percentage of Initial Pool			1.00%
      2. Reserve Account Deposit on the Closing Date	$15,798,181.38
      3. Specified Reserve Balance Percentage		2.25%
L. Yield Supplement Account Deposit on the
   Closing Date						$19,429,064.99
M. Yield Supplement Over Collateralization
   Balance on Closing Date				$111,696,775.02
N. Adjusted Principal Balance of Initial Receivables	$1,800,000,015.15
O. Pre-Funding	$0.00
      1. Initial Pre-Funded Amount (Net of Reserve)	$222,347,151.43
      2. Initial Closing Date				8/16/00
      3. End of Pre-Funding Period			9/21/00
      4. Fixed Percentage for Calculating
 	 Maximum Negative Carry Amount			2.50%
      5. Initial Weighted Average Rate			6.454%
      6. Negative Carry Account Initial Deposit		$725,499.28

II.  INPUTS FROM PREVIOUS MONTHLY SERVICER REPORT
A. Total Pool Balance					$1,026,384,991.39
B. Level Payment Pool Balance				$900,054,130.43
C. Last Scheduled Payment Pool Balance			$126,330,860.96
D. Notes
1. Class A-1
      a. Prior Month Note Balance			$0.00
      b. Interest Carryover Shortfall			0.00
      c. Principal Carryover Shortfall			0.00
2. Class A-2
      a. Prior Month Note Balance			$0.00
      b. Interest Carryover Shortfall			0.00
      c. Principal Carryover Shortfall			0.00
3. Class A-3
      a. Prior Month Note Balance			$330,055,546.09
      b. Interest Carryover Shortfall			0.00
      c. Principal Carryover Shortfall			0.00
4. Class A-4
      a. Prior Month Note Balance			$384,000,000.00
      b. Interest Carryover Shortfall			0.00
      c. Principal Carryover Shortfall			0.00
5. Class B
      a. Prior Month Note Balance			$117,000,000.00
      b. Interest Carryover Shortfall			0.00
      c. Principal Carryover Shortfall			0.00
E. Certificate Balance					$144,000,015.15
F. Reserve Account Balance				$38,700,143.02
G. Yield Supplement Account Balance			$0.00
H. Payahead Account Balance				$74,285.63
I. Yield Supplement Over Collatralization Balance 	$51,329,430.15
J. Pre-Funding Account Balance				$0.00
K. Negative Carry Account Balance			$0.00
L. Deferred Receivables					$0.00
M. Cumulative Losses for All Prior Periods		$49,698,163.67
N. Weighted Average Coupon (WAC)			6.599%
O. Weighted Average Remaining Term to Maturity  (WAM) 	37.55
P. Number of Contracts	 				64,621
Q. Total Subsequent Receivables Sold as of
   Related Cutoff Dates					0
      1. Level Pay Balance				0.00
      2. Last Scheduled Payment Balance			0.00
      3. Total						0.00

III.  INPUTS FROM THE INVESTOR REPORTING SYSTEM
A. Precomputed Contracts Level Payment Principal
      1. Scheduled Principal Reduction			283,383.43
      2. Prepayments in Full				90,207.37
      3. Repurchased Receivables Principal 		0.00
      4. Repurchased Receivables Interest		0.00
B. Total Collections for Precomputed Contracts 		402,871.77
C. Precomputed Contracts - Principal on Last
   Scheduled Payments
      1. Collected Principal				4,000.00
      2. Repurchased Receivables Principal 		0.00
      3. Repurchased Receivables Interest		0.00
      4. Last Scheduled Payment Principal Paid in
	 Full Prior to Month of Maturity		12,250.31
      5. Last Scheduled Payment Principal Due
	 on Loans Matured This Month			0.00
D. Simple Interest Contracts - Level Payment
      1. Principal Reduction				35,594,465.73
      2. Collected Principal				35,567,689.76
      3. Collected Interest				5,554,978.59
      4. Repurchased Receivables Principal 		0.00
      5. Repurchased Receivables Interest		0.00
E. Simple Interest Contracts - Principal on
   Last Scheduled Payments
      1. Collected Principal				747,344.11
      2. Repurchased Receivables Principal 		0.00
      3. Repurchased Receivables Interest		0.00
      4. Last Scheduled Payment Principal
	 Collected Prior to Month of Maturity		759,214.93
      5. Last Scheduled Payment Principal Due
	 on Loans Matured This Month			62,056.71
F. Yield Supplement Information
      1. Yield Supplement Amount 			0.00
      2. Specified Yield Supplement Account Balance	0.00
      3. Deposit to Yield Supplement Acct for
	 Subsequent Rec. Sold This  Period		0.00
G. Yield Supplement Over Collateralization		48,156,327.50
H. Advances
      1. Actuarial Advances
            a. Beginning Actuarial Advances		132,979.34
            b. Pmts Due Prior to Cutoff Date on
	       Subsequent Rec. Sold This Period		0.00
            c. Current Month Actuarial Advances 	40,828.77
            d. Reimbursement of Actuarial Advances 	33,801.09
            e. Ending Actuarial Advances		140,007.02
      2. Precomputed Loans - Last Scheduled
	 Payment Advances
            a. Beginning Last Scheduled
	       Payment Advances				5,012.77
            b. Current Month Last Scheduled
	       Payment Advances				0.00
            c. Reimbursement of Last Scheduled
	       Payment Advances 			0.00
            d. Ending Last Scheduled Payment Advances	5,012.77
      3. Simple Interest Loans - Last Scheduled
	 Payment Advances
            a. Beginning Last Scheduled Payment
	       Advances					66,869.67
            b. Current Month Last Scheduled
	       Payment Advance				75,212.17
            c. Reimbursement of Last Scheduled
	       Payment Advances				1,284.64
            d. Ending Last Scheduled Payment Advances	140,797.20
      4. Net Servicer Advances 				80,955.21
I. Payahead Account Activity
      1. Net Increase/(Decrease) in Payahead
	 Account Balance				(22,299.78)
      2. Payahead Balance of Loans Defaulted
	 this Period					0.00
      3. Deposit to Payahead Account for
	 Subsequent Receivables Sold This  Period	0.00
      4. Ending Payahead Balance 			51,985.85
J.  Rule of 78s Payment					0.00
K. Weighted Average Coupon of Remaining
   Portfolio (WAC)					6.597%
L. Weighted Average Remaining Maturity (WAM)		36.53
M. Remaining Number of Receivables			63,382
N. Delinquent Contracts	Contracts	Amount
      1.   30-59 Days
	   Delinquent	1,508	2.38%	$26,170,130.53 	2.66%
      2.   60-89 Days
	   Delinquent	275 	0.43%	$4,523,012.18 	0.46%
      3.   90 Days or more
	   Delinquent	343 	0.54%	$6,411,984.30 	0.65%
O. Net Loss and Defaulted Receivables
   Information
      1. Vehicles Repossessed
	 During Month 	127 		$1,733,866.10
      2. Loans Defaulted During
	 the Month	235
      3. Level Payment Principal Balance of
	 Defaulted Receivables				3,457,438.54
      4. Last Scheduled Payment Principal Balance of
	 Defaulted Receivables				782,286.74
      5. Level Payment Liquidation Proceeds		1,417,591.07
      6. Last Scheduled Payment Liquidation Proceeds	69,987.55
      7. Recoveries of Level Pmt & Last Sched. Pmt
	 on Previously Defaulted Rec.			1,108,466.70
P. Pool Balances
      1. Total Pool Balance				985,343,687.62
      2. Level Pay Pool Balance				860,628,635.36
      3. Last Scheduled Payment Pool Balance		124,715,052.26
      4. Deferred Receivables				0.00
Q. Principal Bal. of Subsequent Rec. Sold This
   Period as of Transfer Date
      1. Level Pay Balance				0.00
      2. Last Scheduled Payment Balance			0.00
      3. Total Principal Balance			0.00

IV.  INPUTS DERIVED FROM OTHER SOURCES
A. Reserve Account Investment Income			50,373.37
B. Collection Account Investment Income			52,924.26
C. Payahead Account Investment Income			124.63
D. Yield Supplement Account Investment Income		0.00
E. Pre-Funding Account Investment Income		0.00
F. Negative Carry Account Investment Income		0.00

V. PRE-FUNDING ACTIVITY
A. Subsequent Receivables Sold This Period
      1. Principal Balance of Subsequent
	 Receivables Sold This  Period			0.00
      2. Subsequent Cutoff Date for Subsequent
	 Receivables Sold This  Period			n/a
      3. Subsequent Transfer Date for Subsequent
	 Receivables Sold This  Period			n/a
      4. Deposit to Reserve Account for
	 Subsequent Receivables Sold This  Period	0.00
      5. Deposit to Yield Supplement Acct. for
	 Subsequent Rec. Sold This  Period		0.00
      6. Deposit to Payahead Acct. for Subsequent
	 Receivables Sold This  Period			0.00
      7. Amount Paid to Seller for Subsequent
	 Receivables Sold This Period			0.00
B. End of Pre-Funding Period 				9/21/00
C. Pre-Funded Amount
      1. Beginning Pre-Funding Amount			0.00
      2. Principal Balance of Subsequent
	 Receivables Sold This  Period			0.00
      3. Deposit to Reserve Account for
	 Subsequent Receivables Sold This  Period	0.00
      4. Deposit to Yield Supplement Account
	 for Subsequent Rec. Sold This  Period		0.00
      5. Remaining Pre-Funded Amt Payable to
	 Noteholders This Due to End of Pre-Funding
	 Period						0.00
      6. Remaining Pre-Funded Amt Payable to
	 Noteholders This Period Due to
	 Balance Less Than $100,000			0.00
      7. Remaining Pre-Funded Amount Payable
	 to Seller (MART) This Period Due to End
	 of Pre-Funding Period				0.00
      8.  Amount deposited to Pre-Funding and
	 Reinvestment Account				0.00
      9.  Remaining Pre-Funded Amount			0.00
D. Negative Carry Account
      1. Calculation of Negative Carry Amount
	 for the Current Period
            a. Accrued Note Interest for
	       this Period				4,927,049.02
            b. Pre-Funded Percentage			0.00%
            c. Net Investment Earnings on the
	       Pre-Funded Amount			0.00
            d. Negative Carry Amount for the
	       Current Period				0.00
      2. Maximum Negative Carry Amount
            a. Weighted Average Rate based on
	       Ending Note Balances			7.1199%
            b. Note Percentage based on Ending
	       Note Balances				84.635%
            c. Remaining Pre-Funded Amount		0.00
            d. Actual Number of Days From Pmt Date
	       to End of Pre-Funding Period		0
            e. Maximum Negative Carry Amount		0.00
            f. Required Negative Carry Account Balance	0.00
      3. Amount deposited to Negative Carry Account	0.00
E. Total Subsequent Receivables Sold as of
   Related Cutoff Dates
      1. Level Pay Balance				0.00
      2. Last Scheduled Payment Balance			0.00
      3. Total						0.00
F. Total Initial and Subsequent Receivables Sold
   as of Related Cutoff Dates
      1. Level Pay					1,547,664,535.91
      2. Last Scheduled					143,850,377.52
      3. Total						1,691,514,913.43
G. Specified Reserve Balance				40,408,546.71

VI.  COLLECTIONS
A. 'Level Payments Received (Excluding Repurchases)
      1. Total Collections for Precomputed
	 Contracts (Level Pmt Only) 			402,871.77
      2. Collected Principal on Simple Interest
	 Contracts (Level Pmt Only)			35,567,689.76
      3. Collected Interest on Simple Interest
	 Contracts (Level Pmt Only) 			5,554,978.59
     Total Level Payments Received			41,525,540.12

B. Last Scheduled Payment Principal Collections
   (Excl. Repurchases)					751,344.11
C. Remaining Pre-Funded Amount Due to Noteholders	0.00
D. Net Change in Payahead Account Balance 		22,299.78
E. Net Liquidation Proceeds and Recoveries Received 	2,596,045.32
F. Principal and Interest on Purchased or
   Repurchased Contracts 				0.00
G. Exclusion of Rule of 78's Payments 			0.00
H. Net Servicer Advances/(Reimbursements) 		80,955.21
I. Yield Supplement Amount 				0.00
J. Net Investment Earning on the Pre-Funding Account	0.00
K. Negative Carry Amount 				0.00
L. Paid to Seller (MART) for Purchase of
   Additional (Reinvested) Receivables			0.00
M. Available Funds					$44,976,184.54

VII.  DISTRIBUTIONS
A. Principal Distribution Amount
      2. Total Scheduled Principal			37,868,201.12
      3. Principal Carrryover Shortfall			0.00
      4. Remaining Pre-Funded Amount Due To
	 Noteholders					0.00
      5. Total Principal Distribution Amount		37,868,201.12
B. Total Required Payment
      1. Total Servicing Fee  				855,320.83
      2. Accrued Note Interest  Due
            a. Class A-1				0.00
            b. Class A-2				0.00
            c. Class A-3 				1,925,324.02
            d. Class A-4				2,265,600.00
            e. Class B 					736,125.00
            f. Total Accrued Note Interest		4,927,049.02
      3. Principal Distribution Amount Due
            a. Class A-1 				0.00
            b. Class A-2 				0.00
            c. Class A-3				37,868,201.12
            d. Class A-4				0.00
            e. Class B 					0.00
            f. Total Principal Distribution Amount	37,868,201.12
      4. Total Required Payment 			43,650,570.97
      5. Available Funds				44,976,184.54
      6.  Reserve Account TRP Draw Amount		0.00
      7. Total Available Funds				$43,650,570.97
C. Current Period Payments
      1. Servicing Fee paid	 			855,320.83
      2. Interest Paid
            a. Class A-1 				0.00
            b. Class A-2 				0.00
            c. Class A-3 				1,925,324.02
            d. Class A-4				2,265,600.00
            e. Class B					736,125.00
            f. Total Interest Paid			4,927,049.02
      3. Remaining Available Funds			37,868,201.12
      4. Principal Payments
            a. Class A-1 				0.00
            b. Class A-2 				0.00
            c. Class A-3 				37,868,201.12
            d. Class A-4				0.00
            e. Class B					0.00
            f. Total Principal Payments			37,868,201.12
D. Current Period Shortfalls
      1. Interest Carryover Shortfall
            a. Class A-1 				0.00
            b. Class A-2 				0.00
            c. Class A-3 				0.00
            d. Class A-4				0.00
            e. Class B					0.00
            f. Total Interest Carryover Shortfall	0.00
      2. Principal Carryover Shortfall
            a. Class A-1 				0.00
            b. Class A-2 				0.00
            c. Class A-3 				0.00
            d. Class A-4				0.00
            e. Class B					0.00
            f. Total Principal Carryover Shortfall	0.00
      3. Servicing Fee Carryover Shortfall		0.00
E. Reserve Account
      1.  Beginning Reserve Account Balance		38,700,143.02
      2.  Plus:  Deposit to Reserve Acct. for
	  Subsequent Rec. Sold This Period		0.00
      3.  Plus: Reserve Account Investment Income	50,373.37
      4.  Less: Reserve Account Advance Draw Amount	0.00
      5.  Less: Reserve Account TRP Draw Amount		0.00
      6.  Reserve Account Balance before Deposit
	  to Reserve Account				38,750,516.39
      7.  Specified Reserve Account Balance		40,408,546.71
      8.  Amt. Necessary to Reinstate Reserve Acct.
	  to Specified Reserve Balance 			1,658,030.31
      9.  Funds Available for Deposit to
	  Reserve Account				1,325,613.57
     10. Amount Deposited to Reserve Account		1,325,613.57
     11. Reserve Account Investment Income
	 Released to Seller				0.00
     12. Ending Reserve Account Balance			40,076,129.96
F. Excess Funds Deposited to Certificate
   Distribution Account					0.00
G. Total Distributions					$44,976,184.54

VIII.  POOL BALANCES AND PORTFOLIO
       INFORMATION			Beginning		End
A. Balances and Principal Factors	of Period		of Period
      1. Total Pool Balance		$1,026,384,991.39	$985,343,687.62
      2. Total Pool Factor		0.5362900		0.5148457
      3. Level Payment Pool
	 Balance			900,054,130.43 		860,628,635.36
      4. Level Payment
	 Pool Factor			0.5085018		0.4862277
      5. Last Scheduled Payment
	 Pool Balance			126,330,860.96 		124,715,052.26
      6. Note Balance
            a. Class A-1 		0.00 			0.00
            b. Class A-2 		0.00 			0.00
            c. Class A-3 		330,055,546.09 		292,187,344.97
            d. Class A-4		384,000,000.00 		384,000,000.00
            e. Class B			117,000,000.00 		117,000,000.00
            f. Total			831,055,546.09 		793,187,344.97
      7. Pool Factor
            a. Class A-1 		0.0000000		0.0000000
            b. Class A-2 		0.0000000		0.0000000
            c. Class A-3 		0.6735827		0.5963007
            d. Class A-4		1.0000000		1.0000000
            e. Class B			1.0000000		1.0000000
      8. Certificate Balance		144,000,015.15 		144,000,015.15
      9. Certificate Pool Factor	1.0000000		1.0000000
    10. Adjusted Principal Balance	975,055,561.24 		937,187,360.12
    11. Yield Supplement Over
	Collatralization		51,329,430.15 		48,156,327.50

B. Portfolio Information
      1. Weighted Average Coupon of
	 Portfolio (WAC)		6.599% 			6.597%
      2. Weighted Average Remaining
	 Term to Maturity of
	 Portfolio (WAM) 		37.55 			36.53
      3. Remaining Number of
	 Receivables			64,621 			63,382

IX.  NET LOSS AND DELINQUENCY ACTIVITY
A. Realized Losses for Collection Period		2,752,146.66
B. Realized Losses for Collection Period Less
   Recoveries						1,643,679.96
C. Cumulative Losses for all Periods  			51,341,843.63
D. Delinquent and Repossessed Contracts
		Contracts		Amount
1.   30-59 Days
    Delinquent	1508 		2.38%	$26,170,130.53 		2.66%
2.   60-89 Days
    Delinquent	275 		0.43%	$4,523,012.18 		0.46%
3.   90 Days or more
    Delinquent	343 		0.54%	$6,411,984.30 		0.65%
4.   Vehicles Repossessed
    During Collection
    Period	127 		0.20%	$1,733,866.10

X.  AVERAGE LOSS AND DELINQUENCY RATIOS

A. Annualized Ratio of Realized Losses to Pool
   Bal. for Each Collection Period
      1.    Second Preceding Collection Period		4.23%
      2.    Preceding Collection Period			4.09%
      3.    Current Collection Period 			3.22%
      4.    Three Month Average 			3.84%

B. Annualized Net Loss 					1.92%

C. Ratio of Balance of Contracts Delinquent
   60 Days or More to the Pool Balance as of the
   End of the Collection Period
     1.    Second Preceding Collection Period		1.22%
     2.    Preceding Collection Period			1.07%
     3.    Current Collection Period 			1.07%
4. Three Month Average 					1.12%

XI.  RECONCILIATION OF COLLECTION ACCOUNT
A. Transfers Into Collection Account
      1. Transfer of Daily Collections			44,872,929.55
      2. Yield Supplement Amount from MMCA		0.00
      3. Net Servicer Advances (if positive) 		80,955.21
      4. Reserve Account Draw for Total
	 Required Payment 				0.00
      5. Deposit from Payahead Account  		22,299.78
      6. Collection Account Investment Income  		52,924.26
      7. Transfer of Negative Carry Amount from
   	 Negative Carry Account				0.00
      8. Transfer of Net Earnings on
	 Pre-Funding Account				0.00
     9.  Transfer of PreFunding Account Balance
	 due to End of Pre-Funding Period		0.00
    10. Total Transfers Into Collection Account		$45,029,108.80
B. Transfers from Collection Account
      1. To Servicer
            a. Total Servicing Fee			855,320.83
            b. Rule of 78's Payment			0.00
            c. Net Reimbursement of Servicer
	       Advance or Payments Due Prior
	       to Cutoff Date				0.00
            d. Less:  Total Principal and
	       Interest on Repurchases			0.00
            e. Total To Servicer (Net of
	       Total Repurchases)			855,320.83

      2.  Paid  to Seller for Purchase of
	  Additional Receivables			0.00
      3. Total Required Payment Distributed
	 (Net of Total Servicing Fee)			42,795,250.14
      4. Deposit to Payahead Account 			0.00
      5. Deposit to Reserve Account 			1,325,613.57
      6. Deposit To Certificate Distribution Account
            a. Excess Funds				0.00
            b. Collection Account Investment Income	52,924.26
            c. Total to Certificate Distribution
	       Account					52,924.26
      7. Total Transfers from Collection Account	$45,029,108.80

XII.  RECONCILIATION OF RESERVE ACCOUNT
A. Beginning Balance of Reserve Account			38,700,143.02
B. Transfers Into Reserve Account
      1. Reserve Account Deposit from Available Funds 	1,325,613.57
      2. Reserve Account Investment Income		50,373.37
      3. Transfer from Pre-Funding Account for
	 Subsequent Receivables				0.00
      4. Total Transfers Into Reserve Account		1,375,986.94
C. Total Transfers In and Beginning Balance		$40,076,129.96
D. Distributions From Reserve Account
      1. Transfer to Servicer for Reserve
	 Account Advance Draw Amount			0.00
      2. Transfer to Collection Account for
	 Reserve Account TRP Draw Amount  		0.00
      3. Reserve Account Investment Income to
	 Seller (MART)  				0.00
      4. Total Transfers From Reserve Account		0.00
E. Ending Balance					40,076,129.96
F. Total Distributions and Ending Balance		$40,076,129.96

XIII.  RECONCILIATION OF PAYAHEAD ACCOUNT
A. Beginning Balance of Payahead Account		74,285.63
B. Transfers Into Payahead Account
      1. Net Payahead Transfer from Collection
	 Account					0.00
      2. Payahead Account Investment Income		124.63
      3. Transfer from Pre-Funding Account for
	 Subsequent Receivables				0.00
      4. Total Transfers Into Payahead Account		124.63
C. Total Transfers In and Beginning Balance		$74,410.26
D. Distributions From Payahead Account
      1. Net Payahead Transfer to Collection Account	22,299.78
      2. Transfer Investment Income to Servicer		124.63
      3. Total Transfers From Payahead Account		22,424.41
E. Payahead Account Ending Balance			51,985.85
F. Total Distributions and Ending Balance		$74,410.26

XIV.  RECONCILIATION OF YIELD SUPPLEMENT ACCOUNT
A. Beginning Balance of Yield Supplement Account 	0.00
B. Transfers IntoYield Supplement Account
      1. Yield Supplement Account Investment Income   	0.00
      3. Transfer from Pre-Funding Account
	 for Subsequent Receivables			0.00
      4. Total Transfers Into Yield Supplement Account	0.00
C. Total Transfers and Beginning Balance  		$0.00
D. Distributions From Yield Supplement Account
      1. Yield Supplement Amount to
	 Collection Account				0.00
      2. Transfer Investment Income to Seller (MART)  	0.00
      3. Transfer Reduction in Specified Yield
	 Suppl. Acct. Bal. to Seller (MART)		0.00
      4. Total Transfers From Yield Supplement
	 Account					0.00
E. Specified Yield Supplement Account Ending Balance 	0.00
F. Total Distributions and Ending Balance		$0.00

XV.  RECONCILIATION OF NOTE PAYMENT ACCOUNT
A. Transfers Into Note Payment Account
      1. Total Required Payment Distributed
	 (less Total Servicing Fee) from
	 Collection Account				42,795,250.14
      2. Total Transfers Into Note Payment Account	$42,795,250.14
B. Distributions from Note Payment Account
      1. Payments to Noteholders
            a. Class A-1 				0.00
            b. Class A-2 				0.00
            c. Class A-3 				39,793,525.14
            d. Class A-4				2,265,600.00
            e. Class B					736,125.00
            f. Total Payments to Noteholders		42,795,250.14
      2. Ending Balance of Note Payment Account		0.00
C. Total Distributions and Ending Balance		$42,795,250.14

XVI.  RECONCILIATION OF CERTIFICATE
      DISTRIBUTION ACCOUNT
A. Transfers Into Certificate Distribution Account
      1. Excess Funds Deposited from
	 Collection Account				0.00
      2. Collection Account Investment Income		52,924.26
      3. Total Transfers into Certificate
	 Distribution Account				$52,924.26
B. Distributions from Certificate
   Distribution Account
      1. Payments to Certificateholders			52,924.26
      2. Ending Balance					0.00
C. Total Distributions and Ending Balance		$52,924.26

XVII.  RECONCILIATION OF PRE-FUNDING ACCOUNT
A. Beginning Balance of Pre-Funding Account		0.00
B. Pre-Funding Account Investment Income		0.00
C. Total Transfers In and Beginning Balance		$0.00
D. Distributions from Pre-Funding Account
      1. Transfer Investment Income to
	 Collection Account				0.00
      2. Transfer to Reserve Account for Sale
	 of Subsequent Receivables			0.00
      3. Transfer to Yield Supplement Account
	 for Sale of Subsequent Receivables		0.00
      4. Transfer to Payahead Account for
	 Subsequent Receivables Sold This  Period	0.00
      5. Transfer to Seller for Sale of
	 Subsequent Receivables				0.00
      6. Transfer to Seller (MART) Remaining
	 Pre-Funded Amount				0.00
      7. Transfer to Collection Account of
	 Remaining Balance Due Noteholders		0.00
      8. Total Transfers From Pre-Funding Account	0.00
E. Pre-Funding Account Ending Balance			0.00
F. Total Distributions and Ending Balance		$0.00

XVIII.  RECONCILIATION OF NEGATIVE CARRY ACCOUNT
A. Beginning Balance of Negative Carry Account		0.00
B. Negative Carry Account Investment Income		0.00
C. Total Transfers In and Beginning Balance		$0.00
D. Distributions from Negative Carry Account
      1. Transfer of Negative Carry Amount
	 to Collection Account				0.00
      2. Release Investment Income from Negative
	 Carry Account to Seller (MART)			0.00
      3. Release Excess Funds from Negative
	 Carry Account to Seller (MART)			0.00
      4. Total Transfers From Negative Carry Account	0.00
E. Negative Carry Account Ending Balance		0.00
F. Total Distributions and Ending Balance		$0.00

XIX.  DISTRIBUTION SUMMARY
A. Distributions From Collection Account
      1. To Note Payment Account			42,795,250.14
      2. To Servicer (MMCA)				855,320.83
      3. To Payahead Account				0.00
      4. To Reserve Account				1,325,613.57
      5. To Certificate Distribution Account		52,924.26
      6. Total Distributions From Collection
	 Account					$45,029,108.80

B. Distributions From Reserve Account
      1. To Collection Account				0.00
      2. To Seller (MART)				0.00
      3. To Servicer (MMCA)				0.00
      4. Total Distributions From Reserve Account	0.00

C. Distributions From Payahead Account
      1. To Collection Account				22,299.78
      2. Investment Income to Servicer (MMCA)		124.63
      3. Total Distributions From Payahead Account	22,424.41

D. Distributions From Yield Supplement Account
      1. To Collection Account				0.00
      2. Investment Income to Seller (MART)		0.00
      3. Reduction in Specified Yield Suppl.
	 Acct. Balance to Seller (MART)			0.00
      4. Total Distributions From Yield
	 Supplement Account				0.00

E. Distributions From Pre-Funding Account
      1. To Reserve Account				0.00
      2. To Yield Suplement Account			0.00
      3. To Collection Account				0.00
      4. To Payahead Account				0.00
      5. To Seller for Sale of Subsequent
	 Receivables					0.00
      6. Total Distributions from Negative
	 Carry Account					0.00

F. Distributions From Negative Carry Account
      1. To Collection Account				0.00
      2. To Seller (MART)				0.00
      3. Total Distributions from Negative
	 Carry Account					0.00

G. Total Distributions From All Accounts		$45,051,533.21
H. Total Distributions From All Accounts to:
      1. Note Payment Account				42,795,250.14
      2. Servicer (MMCA)				855,445.46
      3. Seller (MART)					0.00
      4. Collection Account				22,299.78
      5. Certificate Distribution Account		52,924.26
      6. Reserve Account				1,325,613.57
      7. Payahead Account				0.00
      8. Yield Supplement Account			0.00
      9. Total Distributions From All Accounts		$45,051,533.21